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                                                   AMERICASBANK CORP.
                                                   CONTACT: MARK H. ANDERS
                                                   PHONE: 443-921-0804
                                                   WEBSITE: www.americasbank.com

                AMERICASBANK CORP. REPORTS SECOND QUARTER PROFIT

  TOWSON, MD. (July 31, 2007) --AmericasBank Corp. (Nasdaq: AMAB), the parent company of AmericasBank, today announced financial results for the three and six months ended June 30, 2007.

  The Company reported net income for the second quarter of 2007 of $123,000, or $0.05 per basic and diluted common share, as compared with net income of $9,000, or breakeven per basic and diluted common share for the second quarter of 2006.

  For the six months ended June 30, 2007, the Company reported net income of $242,000 or $0.09 per basic and diluted common share, compared with a net loss of $(205,000) or $(0.10) per basic and diluted common share for the first six months of last year.

  "We are very pleased with our results for the quarter and for the first six months of 2007," said Mark H. Anders, President and CEO, "especially in light of the increased staff and other costs we have absorbed as a result of our expansion strategy."

  In May, AmericasBank announced its plan to expand into as many as three to five new communities in central Maryland by 2012 and to brand its banking centers separately as divisions of the Bank. It will open a new banking center in Annapolis, Maryland, late in the third quarter of 2007.

  "During the recently-concluded quarter, we announced that AmericasBank is becoming a family of community banking centers organized to look, act, and feel like independent local banks," Anders said. "We believe that small, independently-operated community banking centers can be successful by providing the personal service and common sense solutions not offered by big banks."

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  Total assets for the Company were $142,394,000 at June 30, 2007, up
  $60,537,000 or 74.0% from $81,857,000 a year earlier. Loans and leases, net of allowance, increased by $43,189,000 or 68.4% to $106,335,000 at June 30, 2007,
  from $63,146,000 at June 30, 2006. During the six months ended June 30, 2007, total assets increased by 31.7%, and loans and leases, net of the allowance increased 25.7%. Total deposits were $125,219,000 at June 30, 2007, compared to $91,585,000 at December 31, 2006, and $65,532,000 at June 30, 2006.

  Total interest revenue for the three months ended June 30, 2007, was $2,482,000, an increase of 75.9% over interest revenues of $1,411,000 for the three months ending June 30, 2006. Net interest income for the three months ended June 30, 2007, increased 54.8% to $1,247,000, compared to same period last year. The net interest margin on earning assets was unchanged at 4.22% for the second quarter of 2007 and the second quarter of 2006. The net interest spread increased to 3.64% in the second quarter of 2007 from 3.51% in the second quarter of 2006. The net interest margin and net interest spread for the six months ended June 30, 2007 was 4.26% and 3.66%, respectively.

  The provision for loan and lease losses was $59,000 for the three months ended June 30, 2007, up $25,000 or 74.8% over the second quarter of 2006. The increase in the loan loss reserve reflects growth in the loan portfolio and the reassessment of the risk factors used for calculating the allowance for loan and lease losses that was announced in the fourth quarter of last year.

  The allowance for loan and lease losses was 1.03% of loans and leases outstanding at June 30, 2007, compared to 1.20% at December 31, 2006 and 0.71% at June 30, 2006. Non-performing assets to total assets declined to 0.55% at June 30, 2007 from 0.71% at December 31, 2006. The Company reported $131,000 in net charge-offs during the second quarter in conjunction with the foreclosure on a land development loan that had been non-performing. The amount of the charge-off was previously reserved in the third quarter of 2006.

  Noninterest revenue for the three months ended June 30, 2007, was $139,000, a 2.8% increase over the same period last year. Noninterest revenue is comprised mostly of mortgage banking gains and fees, which increased 1.4% to $112,000 in the second quarter of 2007 compared to same period in 2006.

  Noninterest expense was $1,203,000 and $2,141,000 for the three months and six months ending June 30, 2007, an increase of 34.0% and 22.5% over the year-earlier periods. Salaries and employee-benefits expense for the three- and six-month periods increased by $216,000 and $268,000 over the year-earlier periods, or 40.6 % and 25.7%, respectively. Occupancy, furniture, and equipment expense increased by $58,000 or 82.8% and $78,000 or 50.1 % during the three and six months ending June 30, 2007, as compared to the year-earlier periods.

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  The significant increases in noninterest expense for the three- and six-month periods are related to the Company's expansion strategy, including new space for its mortgage lending group and the opening of a loan production office in Frederick, Maryland during in second half of 2006, as well as the opening of a loan production office in Annapolis, Maryland, in March 2007, and the expansion of its staff in its Towson banking center in the second quarter of 2007.

  ABOUT AMERICASBANK CORP.
  AmericasBank Corp. is the parent company of AmericasBank, a Maryland-chartered commercial bank headquartered in Towson, Maryland. AmericasBank is dedicated to contributing to the growth and prosperity of the communities it serves, with a special focus on serving the needs of the business community and promoting home ownership.

  The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements, regarding AmericasBank Corp.'s anticipated future results of operations, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: the risk that AmericasBank Corp. may continue to incur losses; the possible loss of key personnel; the inability to successfully implement strategic initiatives; risk of changes in interest rates, deposit flows and loan demand; risk associated with having a large percentage of residential real estate loans secured by investment properties; risk of an industry concentration with respect to deposits; risk of credit losses; risks associated with residential mortgage lending, including acting as a correspondent lender; risk associated with a slowdown in the housing market or high interest rates; the allowance for loan and lease losses may not be sufficient; operational risks of the leasing companies to which AmericasBank has extended credit in connection with the lease portfolio; dependence on third party vendors; risk of possible future regulatory action as a result of past violations of the Real Estate Settlement Procedures Act; as well as changes in economic, competitive, governmental, regulatory, technological and other factors that may affect AmericasBank Corp. or AmericasBank specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. AmericasBank Corp. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the AmericasBank Corp.'s filings with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.

                    SUPPLEMENTAL FINANCIAL DATA IS ATTACHED

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

                       AMERICASBANK CORP. AND SUBSIDIARY
                        UNAUDITED SUMMARY FINANCIAL DATA

                                             ------------------------------------  ---------------------------------
                                             CONSOLIDATED STATEMENT OF OPERATIONS  CONSOLIDATED STATEMENT OPERATIONS
                                             ------------------------------------  ---------------------------------
                                                       THREE MONTHS ENDED                    SIX MONTHS ENDED
                                             ------------------------------------  ---------------------------------
                                                 6/30/2007          6/30/2006         6/30/2007          6/30/2007
                                             ------------------------------------  ---------------------------------
INCOME STATEMENT DATA:
  Interest revenue                             $ 2,481,771         $ 1,411,071       $ 4,649,328        $ 2,612,872
  Interest expense                               1,235,241             605,671         2,279,312          1,197,464
                                             ------------------------------------  ---------------------------------
  Net interest income                            1,246,530             805,400         2,370,016          1,415,408
  Provision for loan and lease losses               59,415              34,000           217,415             89,000
  Noninterest revenue                              139,099             135,369           230,987            217,069
  Noninterest expenses                           1,203,168             897,817         2,141,181          1,748,200
                                             ------------------------------------  ---------------------------------
  Income (loss) before incomes taxes               123,046               8,952           242,407           (204,723)
  Income taxes                                           -                   -                 -                  -
                                             ------------------------------------  ---------------------------------
  Net income (loss)                            $   123,046         $     8,952       $   242,407        $  (204,723)
                                             ====================================  =================================

PER SHARE AND SHARES OUTSTANDING DATA:
  Basic and diluted net income (loss) per
      common share                             $      0.05         $         -       $      0.09        $     (0.10)
  Average shares outstanding, basic and
      diluted                                    2,654,202           2,662,581         2,654,202          2,016,564

PERFORMANCE RATIOS:
  Return on average assets                            0.41%               0.05%             0.43%             (0.54)%
  Return on average equity                            2.95%               0.21%             2.95%             (3.35)%
  Net interest margin                                 4.22%               4.22%             4.26%             3.88%


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

                      AMERICASBANK CORP. AND SUBSIDIARY
                        UNAUDITED SUMMARY FINANCIAL DATA

                                           -----------------------------------------------------------------------------------
                                                                COMPARATIVE SUMMARY FINANCIAL DATA BY QUARTER
                                           -----------------------------------------------------------------------------------
                                                                                QUARTER ENDED
                                           -----------------------------------------------------------------------------------
                                                6/30/2007       3/31/2007       12/31/2006      9/30/2006       6/30/2006
                                           -----------------------------------------------------------------------------------
INCOME STATEMENT DATA:
  Interest revenue                          $  2,481,771     $  2,167,557     $  2,062,426   $  1,738,65      $  1,411,071
  Interest expense                             1,235,241        1,044,071        1,006,550       813,784           605,671
                                           -----------------------------------------------------------------------------------
  Net interest income                          1,246,530        1,123,486        1,055,876       924,874           805,400
  Provision for loan and lease losses             59,415          158,000           97,500       470,000            34,000
  Noninterest revenue                            139,099           91,888          128,352       123,593           135,369
  Noninterest expenses                         1,203,168          938,013          953,044       938,262           897,817
                                           -----------------------------------------------------------------------------------
  Income (loss) before incomes taxes              23,046          119,361          133,684      (359,795)            8,952
  Income taxes                                         -                -                -             -                 -
                                           -----------------------------------------------------------------------------------
  Net income (loss)                         $    123,046     $    119,361     $    133,684   $  (359,795)     $      8,952
                                           ===================================================================================

PER SHARE AND SHARES OUTSTANDING DATA:
  Basic and diluted net income
    (loss) per common share                 $       0.05     $       0.04     $       0.05   $      (0.14)    $          -
  Tangible book value per common
     share at period end                    $       6.06     $       6.00     $       5.94   $       5.88     $       5.98
  Average shares outstanding, basic
     and diluted                               2,654,202        2,654,202        2,654,202      2,654,202        2,662,581

BALANCE SHEET DATA:
  Total assets                              $142,393,571     $113,838,480     $108,158,098   $ 96,316,169     $ 81,856,691
  Total loans, net                           106,335,050       96,116,533       84,586,933     78,396,299       63,146,031
  Total deposits                             125,219,231       97,130,397       91,584,537     80,138,125       65,532,429
  Stockholders' equity                      $  16,312,56     $ 16,154,352     $ 15,992,396   $ 15,835,797     $ 16,105,896

PERFORMANCE RATIOS:
  Net interest margin                               4.22%            4.31%            4.14%          4.12%            4.22%

ASSET QUALITY RATIOS:
  Allowance to period-end loans                     1.03%            1.21%            1.20%          1.15%            0.71%
  Non-performing loans to allowance
    for loan and lease losses                      70.61%           52.72%          l75.08%         68.01%          138.91%
  Non-performing assets to total assets             0.55%            0.55%            0.71%          0.65%            0.77%
  Net chargeoffs (recoveries) to
    average loans                                   0.13%               -                -           0.01%               -

CAPITAL RATIOS:
  Total risk-based capital ratio                   15.17%           17.30%           21.63%         23.29%            27.78%
  Tier I risk-based capital ratio                  14.16%           16.07%           20.38%         22.04%            26.98%
  Tier I leverage capital ratio                    13.30%           14.73%           15.21%         17.05%            20.00%
